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                                                                    EXHIBIT (11)

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (LOSS):

    (A) Computation of the weighted average number of shares of common stock outstanding for the year ended September 30, 2000, 1999 and 1998:


                                                                             WEIGHTED
                             SHARES OF    NUMBER OF DAYS    NUMBER OF     NUMBER OF SHARES
                           COMMON STOCK    OUTSTANDING      SHARE DAYS      OUTSTANDING
                           ------------   --------------  --------------  -------------
2000
----

October 1 - September 30     6,926,125         366         2,534,962,023
Shares Issued                  101,284       Various          23,114,861
                             ---------                     -------------
                             7,027,409                     2,558,076,884      6,989,281
                             =========                     =============      =========



1999
----

October 1 - September 30     6,861,252         365         2,504,356,980
Treasury Stock Purchases        (4,119)      Various            (436,212)
Shares Issued                   68,992       Various           9,751,910
                             ---------                     -------------
                             6,926,125                     2,513,672,678      6,886,774
                             =========                     =============      =========



1998
----

October 1 - September 30     6,646,677         365         2,426,037,057
Treasury Stock Purchases       (12,421)      Various          (1,854,115)
Shares Issued                  226,996       Various          44,592,437
                             ---------                     -------------
                             6,861,252                     2,468,775,379      6,763,768
                             =========                     =============      =========


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  (B)  Computation of Earnings (Loss) Per Share:

       Computation of earnings (loss) per share is net earnings divided by the weighted average number of shares of common stock outstanding for the years ended September 30,


                                                2000              1999                1998
                                             ----------        -----------         -----------
Basic:
 Weighted average number of shares
  of common stock outstanding                 6,989,281          6,886,774           6,763,768
                                             ----------        -----------         -----------
 Earnings (loss) before extraordinary
  item                                       $  880,139        $(2,235,627)        $  (127,640)
 Extraordinary item-loss from debt
  extinguishment                                      0                  0            (244,315)
                                             ----------        -----------         -----------
  Net earnings (loss)                        $  880,139        $(2,235,627)        $  (371,955)
                                             ----------        -----------         -----------
 Earnings (loss) per share before
  extraordinary item                         $     0.13        $     (0.32)        $     (0.02)
 Loss per share from extraordinary
  item                                             0.00               0.00               (0.03)
                                             ----------        -----------         -----------
 Net earnings (loss) per share               $     0.13        $     (0.32)        $     (0.05)
                                             ==========        ===========         ===========

Assumuming dilution:
 Weighted average number of shares
  of common stock outstanding                 6,989,281          6,886,774           6,763,768
 Net effect of dilutive stock
  options-not included if the
  effect was antidilutive                        31,349                  0                   0
                                             ----------        -----------         -----------
 Total                                        7,020,630          6,886,774           6,763,768
                                             ----------        -----------         -----------
 Earnings (loss) before extraordinary
  item                                       $  880,139        $(2,235,627)        $  (127,640)
 Extraordinary item-loss from debt
  extinguishment                                      0                  0            (244,315)
                                             ----------        -----------         -----------

  Net earnings (loss)                        $  880,139        $(2,235,627)        $  (371,955)
                                             ----------        -----------         -----------
 Earnings (loss) per share before
  extraordinary item                         $     0.13        $     (0.32)        $     (0.02)
 Loss per share from extraordinary
  item                                             0.00               0.00               (0.03)
                                             ----------        -----------         -----------
 Net earnings (loss) per share               $     0.13        $     (0.32)        $     (0.05)
                                             ==========        ===========         ===========